Exhibit 99.2

American Cannabis Company Client Wins One of Two Licenses in Minnesota

DENVER, CO / ACCESSWIRE / December 2, 2014 / American Cannabis Company Inc. (AMMJ) (the "Company"), a full service cannabis industry consulting and provider of proprietary and preferred products, today announced that it successfully guided its client to win one of the two licenses granted in State of Minnesota. With ACC's collaboration, its client scored the highest in the state's application and interview processes. ACC's partnership with industry leaders enables it to deliver innovative solutions to the cannabis industry and critical insight to its clients.

ACC designed and managed the construction of a state of the art medical cannabis greenhouse employing industry best practice and multiple sustainable strategies. ACC also provided its client business planning, including the development of its overall strategy, operations and cultivation practices. ACC designed the cultivation, production and retail facilities to address rapidly developing industry best practices. Finally, it provided application writing and guidance through the application process.

The project now enters the deployment phase, which includes the implementation of patient centric, cultivation methods and compliant operational practices at the brand new greenhouse facility. The collective goal now shifts to bringing quality medicine to the patients of the state of Minnesota. ACC's experience in all facets of the legal medical cannabis industry provides a competitive strategy and approach that supports its clients in achieving their business objectives.

Corey Hollister, American Cannabis Company CEO, added, "This was a great team win for ACC, as we were able deliver our expertise and bring together top medical marijuana talent from across the State of Colorado. Providing best industry practices, coupled with key strategic partnerships, presents our client with a depth of opportunities. Our Minnesota client has a tremendous patient centric business plan and we are excited to support them as they enter the next phase."

About American Cannabis Company:

American Cannabis Company ("ACC") offers end-to-end solutions to existing and aspiring participants in the cannabis industry. We utilize our industry expertise to provide business planning and market assessment services, assist state licensing procurement, create business infrastructure and operational best practices. Through our two vertically integrated businesses, American Cannabis Consulting and Trade Winds Inc., a group purchasing organization, we support our clients from concept to creation to commercialization.

For more information, please visit: www.americancannabisconsulting.com

Forward Looking Statements:

This news release contains "forward-looking statements" which are not purely historical and may include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of new business opportunities and words such as "anticipate," "seek," intend," "believe," "estimate," "expect," "project," "plan," or similar phrases may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects, the future U.S. and global economies, the impact of competition, and the Company's reliance on existing regulations regarding the use and development of cannabis-based drugs. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission. For more information, please visit www.sec.gov.

SOURCE: American Cannabis Company Inc.